Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE THIRD QUARTER

ENDED SEPTEMBER 30, 2023

Third Quarter 2023 Summary Results

●	Total revenues of $201.5 million, down 20.2% YoY
●	Operating income of $8.8 million, down 75.1% YoY
●	Operating ratio of 95.6%
●	Diluted EPS of $0.28, down 74.3% YoY

Tontitown, Arkansas, October 18, 2023...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“we” or the “Company”) today reported consolidated net income of $6.1 million, or diluted and basic earnings per share of $0.28, for the quarter ended September 30, 2023. These results compare to consolidated net income of $24.6 million, or diluted earnings per share of $1.09 ($1.10 basic), for the quarter ended September 30, 2022.

Consolidated operating revenues decreased 20.2% to $201.5 million for the third quarter of 2023 compared to $252.6 million for the third quarter of 2022.

Joe Vitiritto, President of the Company, commented, “The third quarter presented very challenging comparisons to the same quarter last year. The third quarter of 2022 was one of the best in our company’s history while the third quarter this year was faced with an unprecedented unfavorable truckload market. Despite market challenges, we did see improvement in factors that we believe will position the Company favorably when truckload market conditions improve. I am especially proud of the continued loyalty, dedication and outstanding contribution from our driving and non-driving associates as we continue to drive improvement in the Company.

Looking ahead, we will continue to stay focused on investing in the areas of our business that will help us to consistently grow, increase efficiencies and deliver value to our customers, shareholders and employees.”

Liquidity, Capitalization, and Cash Flow

As of September 30, 2023, we had an aggregate of $203.5 million of cash, marketable equity securities, and available liquidity under our line of credit and $316.3 million of stockholders’ equity. Outstanding debt was $227.6 million as of September 30, 2023, which represents a $36.7 million decrease from December 31, 2022. During the first nine months of 2023, we generated $93.9 million in operating cash flow.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; a significant reduction in or termination of the Company's trucking service by a key customer, including as a result of ongoing or future labor disruptions in the automotive industry; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; potential economic, business or operational disruptions or uncertainties that may result from any future outbreaks of the COVID-19 pandemic or other public health crises; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$174,348	$216,475	$549,885	$615,303
Fuel surcharge	27,154	36,155	80,754	93,943
Operating Revenue	201,502	252,630	630,639	709,246

Operating expenses and costs:
Salaries, wages and benefits	46,032	50,847	142,138	133,069
Operating supplies and expenses	42,378	48,071	123,589	123,156
Rent and purchased transportation	78,595	93,501	244,020	273,521
Depreciation	15,552	16,289	47,805	46,647
Insurance and claims	5,146	5,149	25,205	19,281
Other	5,305	4,579	17,936	12,712
Gain on disposition of equipment	(339)	(1,301)	(1,175)	(2,662)
Total operating expenses and costs	192,669	217,135	599,518	605,724

Operating income	8,833	35,495	31,121	103,522

Interest expense	(2,046)	(1,922)	(6,565)	(5,587)
Non-operating income(expense)	1,638	(1,886)	3,729	(2,829)

Income before income taxes	8,425	31,687	28,285	95,106
Income tax expense	2,328	7,121	7,637	22,416

Net income	$6,097	$24,566	$20,648	$72,690

Diluted earnings per share	$0.28	$1.09	$0.93	$3.24

Average shares outstanding – Diluted	22,139	22,440	22,219	22,468

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Truckload Operations
Total miles (in thousands)	49,745	56,624	156,897	151,531
Operating ratio (1)	95.8%	82.6%	96.0%	81.3%
Empty miles factor	7.84%	9.92%	8.48%	9.37%
Revenue per total mile, before fuel surcharge	$2.26	$2.56	$2.28	$2.67
Total loads	105,342	110,192	316,772	301,334
Revenue per truck per workday	$764	$912	$781	$933
Revenue per truck per week	$3,819	$4,562	$3,903	$4,665
Average company-driver trucks	2,007	2,080	2,038	1,868
Average owner operator trucks	326	403	360	391

Logistics Operations
Total revenue (in thousands)	$62,091	$71,493	$192,204	$210,645
Operating ratio	93.3%	85.7%	91.2%	86.9%

P.A.M. Transportation Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
	2023	2022
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$102,299	$74,087
Trade accounts receivable, net	96,456	134,739
Other receivables	7,639	6,263
Inventories	2,600	2,570
Prepaid expenses and deposits	10,932	15,729
Marketable equity securities	41,250	41,728
Income taxes refundable	8,423	5,650
Total current assets	269,599	280,766

Property and equipment	714,673	705,919
Less: accumulated depreciation	257,753	242,324
Total property and equipment, net	456,920	463,595

Other non-current assets	5,202	4,801
Total Assets	$731,721	$749,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,653	$48,917
Accrued expenses and other liabilities	22,054	34,233
Current portion of long-term debt	56,149	58,815
Total current liabilities	135,856	141,965

Long-term debt, net of current portion	171,418	205,466
Deferred income taxes	107,415	101,445
Other long-term liabilities	750	103
Total liabilities	415,439	448,979

STOCKHOLDERS’ EQUITY
Common stock	223	223
Additional paid-in capital	40,660	40,472
Treasury stock, at cost	(8,736)	(4,000)
Retained earnings	284,135	263,488
Total stockholders’ equity	316,282	300,183
Total liabilities and stockholders’ equity	$731,721	$749,162

1)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Lance K. Stewart

(479) 361-9111